UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2008

Sterling Banks, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	20-4647587	333-133649

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number )	Identification No.)

3100 Route 38
Mount Laurel, New Jersey 08054
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (856) 273-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[   ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2008, the shareholders of Sterling Banks, Inc. (the “Company”) approved the Sterling Banks, Inc. 2008 Employee Stock Option Plan (the “2008 Employee Option Plan”) and the Sterling Banks, Inc. 2008 Director Stock Option Plan (the “2008 Director Option Plan”).

2008 Employee Stock Option Plan

The 2008 Employee Option Plan is intended to replace the Company’s 1994 Employee Stock Option Plan, 1998 Employee Stock Option Plan, and 2003 Employee Stock Option Plan, under which plans there are no remaining options available for grant.  The 2008 Employee Option Plan authorizes the Board of Directors to grant to management-level employees of the Company and/or its subsidiary or subsidiaries stock options intended to qualify as either “incentive stock options” under Section 422A of the Internal Revenue Code, as amended, or non-qualified stock options, which do not qualify as incentive stock options (collectively, the “Employee Options”).  Subject to anti-dilution adjustments, 300,000 shares of the Company’s common stock will be reserved for issuance under the 2008 Employee Option Plan. Employee Option grants will be subject to provisions typical for incentive and non-qualified stock options, such as a requirement that the Employee Option exercise price be at least equal to the fair market value of the underlying shares on the date of grant.  In addition, the 2008 Employee Option Plan provides for certain deadlines before which Employee Options granted under the plan must be exercised by the participant upon termination of employment due to retirement, death or disability. The 2008 Employee Option Plan will be administered by the Company’s Compensation Committee, consisting of independent non-employee directors of the Company.  The Compensation Committee has made no determinations concerning who should receive any grants of options under the plan, or the amounts of such grants.

2008 Director Stock Option Plan

The 2008 Director Option Plan is intended to replace the Company’s 1998 Director Stock Option Plan, which expired in 2003.  Therefore, the Company has been unable to grant new stock options to non-employee directors since that time.  The 2008 Director Option Plan authorizes the Board of Directors to grant to non-employee directors of the Company and/or its subsidiary or subsidiaries non-qualified stock options (the “Director Options”).  Subject to anti-dilution adjustments, 100,000 shares of the Company's common stock will be reserved for issuance under the 2008 Director Option Plan. Director Option grants will be subject to provisions typical for non-qualified stock options, such as a requirement that the Director Option exercise price be at least equal to the fair market value of the underlying shares on the date of grant.  In addition, the 2008 Director Option Plan provides for certain deadlines before which Director Options granted under the plan must be exercised by the participant upon cessation of a service relationship with the Company due to retirement, death or disability. The 2008 Director Option Plan will be administered by the Company’s Compensation Committee, consisting of independent non-employee directors of the Company.  The Compensation Committee has made no determinations concerning who should receive any grants of options under the plan, or the amounts of such grants.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Sterling Banks, Inc. 2008 Employee Stock Option Plan incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed March 31, 2008.

10.2	Sterling Banks, Inc. 2008 Director Stock Option Plan incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement on Schedule 14A filed March 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANKS, INC.

Date: April 28, 2008	By:	/s/ Robert H. King
Robert H. King
President and Chief Executive Officer